Exhibit 5.1

July 23, 2007

Calypte Biomedical Corporation
Five Centerpointe Drive, Suite 400
Lake Oswego, Oregon 97035

Re: Calypte Biomedical Corporation — Registration Statement on Form SB-2

Ladies and Gentlemen:

I have acted as counsel to Calypte Biomedical Corporation, a Delaware corporation (the “Company”), in connection with the preparation of a Registration Statement on Form SB-2 (the “Registration Statement”) filed with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Act”). This Registration Statement relates to the proposed offering and sale by the selling security holders identified in the Registration Statement (the “Selling Security Holders”) of up to 116,444,948 shares of common stock, par value $0.03 per share (the “Common Stock”), all of which shares are currently outstanding and held by the Selling Security Holders (the “Issued Shares”).

In connection with this opinion letter, I have examined the Registration Statement and originals, or copies certified or otherwise identified to our satisfaction, of the Certificate of Incorporation and Bylaws of the Company, the Warrants and such other documents, records and other instruments as we have deemed appropriate for purposes of the opinion set forth herein.

I have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of the documents submitted to us as originals, the conformity with the originals of all documents submitted to us as certified, facsimile or photostatic copies and the authenticity of the originals of all documents submitted to us as copies.

Based upon the foregoing, I am of the opinion that the Issued Shares are duly authorized, validly issued, fully paid and non-assessable.

The opinion expressed herein is limited to the Delaware General Corporation Law and I express no opinion with respect to the laws of any other state or jurisdiction.

I hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to us under the caption “Legal Matters” in the prospectus included in the Registration Statement. In giving such consent, I do not hereby admit that I am acting within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the SEC thereunder.

Very truly yours,

/s/ Paula Winner Barnett, Esq.